Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Second-Quarter 2020 Financial Results

News Summary:

•Second-quarter revenue of $19.7 billion was up 20 percent year-over-year (YoY). Data-centric revenue* grew 34 percent, accounting for 52 percent of total revenue; PC-centric revenue grew 7 percent YoY.
•Second-quarter GAAP earnings-per-share (EPS) was $1.19, up 29 percent YoY; non-GAAP EPS of $1.23 was up 16 percent.
•Year-to-date, generated $17.3 billion cash from operations and $10.6 billion of free cash flow and paid dividends of $2.8 billion.
•Accelerating 10nm product transition; 7nm product transition delayed versus prior expectations.
•Expecting full-year revenue of $75 billion; GAAP EPS of $4.53 and non-GAAP EPS of $4.85.

SANTA CLARA, Calif., July 23, 2020 -- Intel Corporation today reported second-quarter 2020 financial results.

“It was an excellent quarter, well above our expectations on the continued strong demand for computing performance to support cloud-delivered services, a work- and learn-at-home environment, and the build-out of 5G networks,” said Bob Swan, Intel CEO. “In our increasingly digital world, Intel technology is essential to nearly every industry on this planet. We have an incredible opportunity to enrich lives and grow this company with a continued focus on innovation and execution."

Q2 2020 Financial Highlights

	GAAP			Non-GAAP
	Q2 2020	Q2 2019	vs. Q2 2019	Q2 2020	Q2 2019	vs. Q2 2019
Revenue ($B)	$19.7	$16.5	up 20%	$19.7^	$16.5^	up 20%
Gross Margin	53.3%	59.8%	down 6.6 ppt	54.8%	61.6%	down 6.8 ppt
R&D and MG&A ($B)	$4.8	$5.1	down 5%	$4.8	$5.0	down 5%
Operating Income ($B)	$5.7	$4.6	up 23%	$6.1	$5.1	up 18%
Tax Rate	14.0%	11.5%	up 2.4 ppt	13.9%	11.8%	up 2.1 ppt
Net Income ($B)	$5.1	$4.2	up 22%	$5.3	$4.8	up 10%
Earnings Per Share	$1.19	$0.92	up 29%	$1.23	$1.06	up 16%

* Data-centric businesses include DCG, IOTG, Mobileye, NSG, PSG and All Other
^ No adjustment on a non-GAAP basis

Intel/Page 2
Business Unit Summary

	Key Business Unit Revenue and Trends
		Q2 2020	vs. Q2 2019
Data-centric	DCG	$7.1 billion	up	43%
	Internet of Things
	IOTG	$670 million	down	(32)%
	Mobileye	$146 million	down	(27)%
	NSG	$1.7 billion	up	76%
	PSG	$501 million	up	2%
			up	34%*
PC-centric	CCG	$9.5 billion	up	7%
Intel achieved record second-quarter revenue with 34 percent data-centric revenue growth and 7 percent PC-centric revenue growth YoY. These results were driven by strong sales of cloud, notebook, memory and 5G products in an environment where digital services and computing performance are essential to how we live, work and stay connected.
Second-quarter data-centric results were led by strength in the Data Center Group (DCG) with revenue up 43 percent YoY driven by broad strength including 47 percent YoY growth in cloud service provider revenue. Intel added to its data-centric product offerings in the second quarter with the introduction of new 3rd Gen Intel® Xeon® Scalable processors and new additions to its hardware and software AI portfolio for data center, network and intelligent-edge environments. Intel's memory business (NSG) set a new revenue record in the quarter, and Intel's portfolio for 5G network infrastructure gained customer momentum, most notably the 10nm-based Intel Atom® P5900 for wireless base stations. Mobileye continued to win new ADAS designs in a challenging economic environment for automotive, and Intel acquired Moovit, a mobility-as-a-service (MaaS) solutions company, advancing Mobileye's plan to become a complete mobility provider.
The PC-centric business (CCG) was up 7 percent YoY in the second quarter on notebook strength driven by the continued work- and learn at home dynamics of COVID-19, which also contributed to a volume decline in desktop form factors as demand shifted to notebooks. In the second quarter, Intel expanded its 10th Gen Intel® Core™ processor line-up with the launch of new Core S and H series processors for desktop and mobile gaming as well as the new 10th Gen Intel® Core™ vPro® processors, which deliver uncompromised productivity and hardware-based security features for commercial PCs. The second quarter also marked the launch of Intel Core processors with Intel® Hybrid Technology, code-named “Lakefield,” which utilize Foveros 3D packaging technology and feature a hybrid CPU architecture for power and performance scalability.

Intel is accelerating its transition to 10nm products this year with increasing volumes and strong demand for an expanding line up. This includes a growing portfolio of 10nm-based Intel Core processors with “Tiger Lake” launching soon, and the first 10nm-based server CPU “Ice Lake,” which remains planned for the end of this year. In the second half of 2021, Intel expects to deliver a new line of client CPU’s (code-named “Alder Lake”), which will include its first 10nm-based desktop CPU, and a new 10nm-based server CPU (code-named “Sapphire Rapids”). The company's 7nm-based CPU product timing is shifting approximately six months relative to prior expectations. The primary driver is the yield of Intel's 7nm process, which based on recent data, is now trending approximately twelve months behind the company's internal target.

The company will provide an update on its product and process technology transitions on today's Q2 earnings webcast. Additional information regarding Intel’s results can be found in the Q2'20 Earnings Presentation available at: www.intc.com/results.cfm.
* Data-centric businesses include DCG, IOTG, Mobileye, NSG, PSG and All Other

Intel/Page 3
Business Outlook
Intel's guidance for the third quarter and full-year 2020 includes both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q3 2020	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$18.2 billion	$18.2 billion^
Operating margin	28%	30%
Tax rate	15.5%	15.5%^
Earnings per share	$1.02	$1.10

Full-Year 2020	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$75 billion	$75 billion^
Operating margin	30%	32%
Tax rate	14.5%	14.5%^
Earnings per share	$4.53	$4.85
Cash from Operations	$32.5 billion	N/A
Full-year capital spending	$15.0 billion	$15.0 billion^
Free cash flow	N/A	$17.5 billion

Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after July 23, 2020. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Earnings Webcast
Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its second quarter of 2020. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q2'20 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the third quarter of 2020 on October 22, 2020 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis

Intel/Page 4
Forward-Looking Statements
Intel’s Business Outlook and other statements in this release that refer to future plans and expectations, including future responses to and effects of the COVID-19 pandemic, are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "pledged," "guidance," "believes," "seeks," "estimates," "continues," "launching," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to total addressable market (TAM) or market opportunity, business plans, future products and technology and the expected availability and benefits of such products and technology, including our 10nm and 7nm process technologies and products, and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this release are based on management's expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that can cause actual results to differ materially from the company's expectations.

•The COVID-19 pandemic could materially adversely affect Intel's financial condition and results of operations. The pandemic has resulted in authorities imposing numerous unprecedented measures to try to contain the virus. These measures have impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective vendors, suppliers, and partners. There is considerable uncertainty regarding the business impacts from such measures and potential future measures. Restrictions on our access to or operation of our manufacturing facilities or on our support operations or workforce, or similar limitations for our vendors and suppliers, can impact our ability to meet customer demand and could have a material adverse effect on us. Similarly, current and future restrictions or disruptions of transportation, or disruptions in our customers’ operations and supply chains, may adversely affect our results of operations. The pandemic has significantly increased economic and demand uncertainty. It is likely that the current outbreak and continued spread of COVID-19 will cause an economic slowdown or global recession. Given the significant economic uncertainty and volatility created by the pandemic, it is difficult to predict the nature and extent of impacts on demand for our products, and demand could be significantly harmed. The pandemic has led to increased disruption and volatility in capital markets and credit markets, which could adversely affect our liquidity and capital resources. A slowdown or recession can also result in adverse impacts such as increased credit and collectibility risks, adverse impacts on our suppliers, failures of counterparties, asset impairments, and declines in the value of our financial instruments. The spread of COVID-19 has caused us to modify our business practices. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and illness and workforce disruptions could lead to unavailability of our key personnel and harm our ability to perform critical functions. The degree to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, and our Business Outlook is subject to considerable uncertainty. Our expectations are subject to change without warning and investors are cautioned not to place undue reliance on our Business Outlook. The impact of COVID-19 can also exacerbate other risks discussed in this section. See Intel’s SEC filings, including its most recent reports on Form 10-Q, for a detailed description of the risks related to the pandemic. Developments related to COVID-19 have been rapidly changing, and additional impacts and risks may arise that we are not aware of or able to appropriately respond to currently.
•Demand for Intel's products is highly variable and can differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability and market acceptance of Intel's products, products used together with Intel products, and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory and computing capacity at customers.

Intel/Page 5
•Intel's results can vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in results can also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, as well as decisions to exit product lines or businesses, which can result in restructuring and asset impairment charges.
•Intel's results can be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns (including the COVID-19 pandemic), fluctuations in currency exchange rates, sanctions and tariffs, political disputes, changes in government grants and incentives, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad, including the United Kingdom's withdrawal from the European Union. Results can also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which can be changed without prior notice.
•Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, in connection with our strategic transformation to a data-centric company, we have entered new areas and introduced adjacent products, where we face new sources of competition and uncertain market demand or acceptance of our products, and these new areas and products do not always grow as projected.
•The amount, timing and execution of Intel's stock repurchase program fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws and other laws, or the market price of our common stock.
•Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and can be affected by evolving interpretations of TCJA; changes in the volume and mix of profits earned across jurisdictions with varying tax rates; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
•Intel's results can be affected by gains or losses from equity securities and interest and other, which can vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.
•Product defects or errata (deviations from published specifications) can adversely impact our expenses, revenues and reputation.
•We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services.
•Intel's results can be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure and other issues. An unfavorable ruling can include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

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•Intel's results can be affected by the impact and timing of closing of acquisitions, divestitures and other significant transactions. In addition, these transactions do not always achieve our financial or strategic objectives and can disrupt our ongoing business and adversely impact our results of operations. We may not realize the expected benefits of portfolio decisions due to numerous risks, including unfavorable prices and terms; changes in market conditions; limitations due to regulatory or governmental approvals, contractual terms, or other conditions; and potential continued financial obligations associated with such transactions.
Detailed information regarding these and other factors that could affect Intel's business and results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Intel/Page 7
INTEL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND OTHER INFORMATION

	Three Months Ended		Six Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Jun 27, 2020	Jun 29, 2019	Jun 27, 2020	Jun 29, 2019
NET REVENUE	$19,728	$16,505	$39,556	$32,566
Cost of sales	9,221	6,627	17,033	13,599
GROSS MARGIN	10,507	9,878	22,523	18,967
Research and development (R&D)	3,354	3,438	6,629	6,770
Marketing, general and administrative (MG&A)	1,447	1,639	2,988	3,222
R&D AND MG&A	4,801	5,077	9,617	9,992
Restructuring and other charges	9	184	171	184
OPERATING EXPENSES	4,810	5,261	9,788	10,176
OPERATING INCOME	5,697	4,617	12,735	8,791
Gains (losses) on equity investments, net	267	170	156	604
Interest and other, net	(29)	(63)	(342)	(124)
INCOME BEFORE TAXES	5,935	4,724	12,549	9,271
Provision for taxes	830	545	1,783	1,118
NET INCOME	$5,105	$4,179	$10,766	$8,153

EARNINGS PER SHARE—BASIC	$1.20	$0.94	$2.53	$1.82
EARNINGS PER SHARE—DILUTED	$1.19	$0.92	$2.50	$1.79

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,246	4,466	4,256	4,479
DILUTED	4,284	4,523	4,298	4,543

	Three Months Ended
(In Millions)	Jun 27, 2020	Jun 29, 2019

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding—basic	4,246	4,466
Dilutive effect of employee equity incentive plans	38	40
Dilutive effect of convertible debt	—	17
Weighted average shares of common stock outstanding—diluted	4,284	4,523

STOCK BUYBACK:
Shares repurchased	—	67
Cumulative shares repurchased (in billions)	5.5	5.3
Remaining dollars authorized for buyback (in billions)	$19.7	$11.7

OTHER INFORMATION:
Employees (in thousands)	110.8	110.2

Intel/Page 8
INTEL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

(In Millions)	Jun 27, 2020	Dec 28, 2019
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$8,736	$4,194
Short-term investments	4,791	1,082
Trading assets	12,288	7,847
Total cash investments	25,815	13,123
Accounts receivable	7,441	7,659
Inventories
Raw materials	903	840
Work in process	6,093	6,225
Finished goods	1,973	1,679
	8,969	8,744
Other current assets	2,165	1,713
TOTAL CURRENT ASSETS	44,390	31,239

Property, plant and equipment, net	58,036	55,386
Equity investments	3,901	3,967
Other long-term investments	2,884	3,276
Goodwill	26,943	26,276
Identified intangible assets, net	10,303	10,827
Other long-term assets	6,082	5,553
TOTAL ASSETS	$152,539	$136,524

CURRENT LIABILITIES
Short-term debt	$2,254	$3,693
Accounts payable	5,045	4,128
Accrued compensation and benefits	2,833	3,853
Other accrued liabilities	12,349	10,636
TOTAL CURRENT LIABILITIES	22,481	22,310

Debt	36,093	25,308
Contract liabilities	1,329	1,368
Income taxes payable, non-current	4,795	4,919
Deferred income taxes	2,723	2,044
Other long-term liabilities	3,108	2,916

TEMPORARY EQUITY	—	155

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	25,516	25,261
Accumulated other comprehensive income (loss)	(1,152)	(1,280)
Retained earnings	57,646	53,523
TOTAL STOCKHOLDERS' EQUITY	82,010	77,504
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$152,539	$136,524

Intel/Page 9
INTEL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended
(In Millions; Unaudited)	Jun 27, 2020	Jun 29, 2019

Cash and cash equivalents, beginning of period	$4,194	$3,019
Cash flows provided by (used for) operating activities:
Net income	10,766	8,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,248	4,379
Share-based compensation	941	859
Amortization of intangibles	865	800
(Gains) losses on equity investments, net	(92)	(100)
Changes in assets and liabilities:
Accounts receivable	224	490
Inventories	(271)	(1,443)
Accounts payable	208	431
Accrued compensation and benefits	(919)	(1,012)
Prepaid supply agreements	(161)	(444)
Income taxes	1,203	(15)
Other assets and liabilities	(697)	448
Total adjustments	6,549	4,393
Net cash provided by operating activities	17,315	12,546
Cash flows provided by (used for) investing activities:
Additions to property, plant and equipment	(6,676)	(6,875)
Purchases of available-for-sale debt investments	(4,558)	(1,721)
Maturities and sales of available-for-sale debt investments	1,303	2,031
Purchases of trading assets	(11,429)	(4,498)
Maturities and sales of trading assets	7,430	3,808
Sales of equity investments	186	1,331
Other investing	(602)	(86)
Net cash used for investing activities	(14,346)	(6,010)
Cash flows provided by (used for) financing activities:
Increase (decrease) in short-term debt, net	—	996
Issuance of long-term debt, net of issuance costs	10,247	601
Repayment of debt and debt conversion	(2,775)	(1,033)
Proceeds from sales of common stock through employee equity incentive plans	512	305
Repurchase of common stock	(4,229)	(5,579)
Payment of dividends to stockholders	(2,811)	(2,828)
Other financing	629	850
Net cash provided by (used for) financing activities	1,573	(6,688)
Net increase (decrease) in cash and cash equivalents	4,542	(152)
Cash and cash equivalents, end of period	$8,736	$2,867

Intel/Page 10
INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended		Six Months Ended
(In Millions)	Jun 27, 2020	Jun 29, 2019	Jun 27, 2020	Jun 29, 2019
Net revenue
Data Center Group
Platform	$6,181	$4,553	$12,608	$9,035
Adjacency	936	430	1,502	850
	7,117	4,983	14,110	9,885
Internet of Things
IOTG	670	986	1,553	1,896
Mobileye	146	201	400	410
	816	1,187	1,953	2,306

Non-Volatile Memory Solutions Group	1,659	940	2,997	1,855
Programmable Solutions Group	501	489	1,020	975
Client Computing Group
Platform	8,229	7,925	16,941	15,749
Adjacency	1,267	916	2,330	1,678
	9,496	8,841	19,271	17,427
All other	139	65	205	118
TOTAL NET REVENUE	$19,728	$16,505	$39,556	$32,566

Operating income (loss)
Data Center Group	$3,099	$1,800	$6,591	$3,641
Internet of Things
IOTG	70	294	313	545
Mobileye	(4)	53	84	121
	66	347	397	666

Non-Volatile Memory Solutions Group	322	(284)	256	(581)
Programmable Solutions Group	80	52	177	141
Client Computing Group	2,842	3,737	7,067	6,809
All other	(712)	(1,035)	(1,753)	(1,885)
TOTAL OPERATING INCOME	$5,697	$4,617	$12,735	$8,791

Intel/Page 11
We derive a substantial majority of our revenue from platform products, which are our principal products and considered as one class of product. We offer platform products that incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multichip package. Platform products are used in various form factors across our DCG, IOTG, and CCG operating segments. Our non-platform, or adjacent products, can be combined with platform products to form comprehensive platform solutions to meet customer needs.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:
•DCG includes workload-optimized platforms and related products designed for cloud service providers, enterprise and government, and communication service providers market segments.
•IOTG includes high-performance compute solutions for targeted verticals and embedded applications in market segments such as retail, industrial, smart infrastructure, and vision.
•Mobileye includes development of computer vision and machine learning-based sensing, data analysis, localization, mapping, and driving policy technology for advanced driver assistance systems (ADAS) and autonomous driving.
•NSG includes memory and storage products like Intel® Optane™ technology and Intel® 3D NAND technology, primarily used in SSDs.
•PSG includes programmable semiconductors, primarily FPGAs and structured ASICs, and related products for communications, cloud and enterprise, and embedded market segments.
•CCG includes platforms designed for end-user form factors, focusing on higher growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing adjacencies such as connectivity, graphics, and memory.
We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments.
All other category includes revenue, expenses, and charges such as:
•results of operations from non-reportable segments not otherwise presented;
•historical results of operations from divested businesses;
•results of operations of start-up businesses that support our initiatives, including our foundry business;
•amounts included within restructuring and other charges;
•a portion of employee benefits, compensation, and other expenses not allocated to the operating segments; and
•acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q2 2020	Q2 2020	YTD 2020
	compared to Q1 2020	compared to Q2 2019	compared to YTD 2019
Data Center Group
Platform volumes	(1)%	29%	28%
Platform average selling prices	(3)%	5%	9%

Client Computing Group
Notebook platform volumes	2%	9%	15%
Notebook platform average selling prices	(2)%	5%	1%
Desktop platform volumes	(14)%	(14)%	(9)%
Desktop platform average selling prices	(3)%	3%	3%

Intel/Page 13
INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES
In addition to disclosing financial results in accordance with U.S. GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our U.S. GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with restructuring activity.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our current operating performance and are significantly impacted by the timing of restructuring activity. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Ongoing mark-to-market on marketable equity securities	After the initial mark-to-market adjustment is recorded upon a security becoming marketable, gains and losses are recognized from ongoing mark-to-market adjustments of our marketable equity securities.	We exclude these ongoing gains and losses for purposes of calculating certain non-GAAP measures because we do not believe this volatility correlates to our core operational performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Free cash flow	We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Free cash flow is operating cash flow adjusted to exclude additions to property, plant, and equipment.	This non-GAAP financial measure is helpful in understanding our capital requirements and provides an additional means to evaluate the cash flow trends of our business.

Intel/Page 14
INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q3 2020 Outlook	Full-Year 2020

	Approximately	Approximately
GAAP OPERATING MARGIN	28%	30%
Acquisition-related adjustments	2%	2%
NON-GAAP OPERATING MARGIN	30%	32%

GAAP DILUTED EARNINGS PER COMMON SHARE	$1.02	$4.53
Acquisition-related adjustments	0.08	0.33
Restructuring and other charges	—	0.04
Ongoing mark-to-market on marketable equity securities	—	(0.01)
Income tax effect	—	(0.04)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$1.10	$4.85

(In Billions)	Full-Year 2020

GAAP CASH FROM OPERATIONS	$32.5
Additions to property, plant and equipment	(15.0)
FREE CASH FLOW	$17.5

Intel/Page 15
INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Jun 27, 2020	Jun 29, 2019
GAAP GROSS MARGIN	$10,507	$9,878
Acquisition-related adjustments	302	287
NON-GAAP GROSS MARGIN	$10,809	$10,165

GAAP GROSS MARGIN PERCENTAGE	53.3%	59.8%
Acquisition-related adjustments	1.5%	1.7%
NON-GAAP GROSS MARGIN PERCENTAGE	54.8%	61.6%

GAAP R&D and MG&A	$4,801	$5,077
Acquisition-related adjustments	(50)	(50)
NON-GAAP R&D and MG&A	$4,751	$5,027

GAAP OPERATING INCOME	$5,697	$4,617
Acquisition-related adjustments	352	337
Restructuring and other charges	9	184
NON-GAAP OPERATING INCOME	$6,058	$5,138

GAAP TAX RATE	14.0%	11.5%
Other	(0.1)%	0.2%
NON-GAAP TAX RATE	13.9%	11.8%

GAAP NET INCOME	$5,105	$4,179
Acquisition-related adjustments	352	337
Restructuring and other charges	9	184
Ongoing mark-to-market on marketable equity securities	(165)	179
Income tax effect	(23)	(94)
NON-GAAP NET INCOME	$5,278	$4,785

GAAP DILUTED EARNINGS PER COMMON SHARE	$1.19	$0.92
Acquisition-related adjustments	0.08	0.08
Restructuring and other charges	—	0.04
Ongoing mark-to-market on marketable equity securities	(0.04)	0.04
Income tax effect	—	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$1.23	$1.06

Six Months Ended
(In Millions)	Jun 27, 2020

GAAP CASH FROM OPERATIONS	$17,315
Additions to property, plant and equipment	(6,676)
FREE CASH FLOW	$10,639

GAAP CASH USED FOR INVESTING ACTIVITIES	$(14,346)
GAAP CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	$1,573